Exhibit 3.9




                             ARTICLES OF CORRECTION
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                                     TO THE
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                              ARTICLES OF AMENDMENT
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                                     TO THE
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                       RESTATED ARTICLES OF INCORPORATION
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                                       OF
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                                 SEMITOOL, INC.
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         Pursuant  to the  provisions  of ss.  35-1-221,  MCA,  the  undersigned corporation, hereby adopts the following Articles of Correction:

         1.       Document.  Articles of Amendment to the Restated Articles of
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Incorporation  of  Semitool,  Inc.,  were filed with the  Montana  Secretary  of
State's Office on August 21, 1995.

         2.       Error. Article II of the Articles of Amendment to the Restated
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Articles of  Incorporation  of  Semitool,  Inc.  erroneously  refers to amending
Article "V" of the Restated Articles of Incorporation. Article II should have referred to amending Article "IV" rather than Article "V." The purpose of this document is to clarify that Article IV was amended rather than Article V.

         3.       Correction.  Article II of the Articles of Amendment to the
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Restated  Articles of  Incorporation  of Semitool,  Inc. are hereby corrected to read:

                                   Article II

         Article IV of the Corporation's Restated Articles of Incorporation is amended in its entirety to read as follows:

                  "The total number of shares which this Corporation is authorized to issue is 30,000,000 shares of common stock without nominal or par value, and 5,000,000 shares of preferred stock without nominal or par value. Upon the amendment of this article as herein set forth, each two (2) outstanding shares, without nominal or par value, are split up and converted into three (3) shares, without nominal or par value."

         DATED: February 29, 2000.


                                                  SEMITOOL, INC.


                                                  By: /s/Larry Viano
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                                                  Its: Treasurer
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